PRICING SUPPLEMENT NO. 159 DATED                       Filed Pursuant to
November 9, 1995 TO PROSPECTUS DATED                   Rule 424(b)(5)
March 29, 1994 AS AMENDED BY PROSPECTUS                File No. 33-51877
DATED October 14, 1995


                           CMS ENERGY CORPORATION

     General Term Notes (servicemark of J.W. Korth & Company), Series A
                 Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated October 14, 1995.

Aggregate Principal Amount:               $216,000.00
Original Issue Date (Settlement Date)      November 14, 1995
Stated Maturity Date:                      October 15, 1998
Issue Price to Public:                    100.00% of Principal Amount
Interest Rate:                            6.500% Per Annum
Interest Payment Dates:                   April 15 and October 15 and
                                          semi-annually thereafter
                                          Commencing April 15, 1996
Survivor's Option:                        [ X ] Yes    [   ] No
Optional Redemption:                      [   ] Yes    [ X ] No

       Agent                              Principal Amount of Notes
                                           Solicited by Each Agent
Prudential Securities Incorporated        $137,000.00
EVEREN Securities, Inc.                   $      0.00
First of Michigan Corporation             $      0.00
Roney & Co.                               $ 51,000.00
J.W. Korth & Company                      $ 28,000.00
       Total                              $216,000.00


                                            Per Note
                                          Sold by Agents
                                           To Public             Total

Issue Price:                              $1,000.00          $216,000.00
Agent's Discount or Commission:           $    5.00          $  1,080.00
Maximum Dealer's Discount or
  Selling Concession:                     $   10.00          $  2,160.00
Proceeds to the Company:                  $  985.00          $212,760.00

CUSIP Number:   12589QGV2